            SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON,  DC  20549
           -----------------------------------

                      FORM 8-K

                    CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                    November 1,  1996
        ----------------------------------------------------
          Date of Report (Date of earliest event reported)




                 360 COMMUNICATION  COMPANY
    -------------------------------------------------------------
    (Exact name of registrant as specified in its charter)



     Delaware                 1 - 14108                47-0649117
 ------------------       ------------------    --------------------------------
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)



             8725  W.  Higgins Road,  Chicago,  Illinois 60631
     ---------------------------------------------------------------
      (Address of principal executive offices)          (Zip Code)




                         (773) 399-2500
       ---------------------------------------------------------
       (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         On November 1, 1996, 360 Communications Company (the "Company") completed its previously announced acquisition (the "ICN Acquisition") of Independent Cellular Network, Inc. and affiliated companies (collectively, the "Acquired Companies") which own and operate cellular licenses and related systems and assets in Kentucky, Ohio, Pennslyvania and West Virginia. The Acquired Companies provide cellular service to approximately 140,000 customers in 20 markets representing an estimated 3.2 million potential customers. The Company acquired the Acquired Companies from Independent Cellular Network Partners and certain of its affiliates (collectively, "ICNP") for approximately $514 million, comprised of 6,500,000 shares of the Company's Common Stock, $0.01 par value, $122 million in aggregate principal amount of the Company's subordinated non-negotiable promissory notes and the Company's assumption of $240 million of Independent Cellular Network Partners' senior debt. The remaining portion of the purchase price was paid in cash. The ICN Acquisition will be accounted for as a purchase.

         The Company's subordinated non-negotiable promissory notes issued in connection with the ICN Acquisition are due October 31, 2006 and accrue interest at the rate of 9.5% per annum, subject to adjustment, payable semiannually. Fifty percent of the interest due and owing will be paid on each interest payment date and the remaining fifty percent of the interest due and owing will be capitalized and become part of the principal amount owed thereunder. The $240 million of senior debt assumed by the Company in connection with the ICN Acquisition was refinanced, and the cash portion of the purchase price was funded, under the Company's existing revolving credit facility with a number of banks and institutional lenders led by Citibank, N.A., as administrative agent, The Chase Manhattan Bank and Bank of America Illinois, as syndication agents, and Toronto Dominion (Texas), Inc., as documentation agent.

         The terms of the ICN Acquisition were arrived at through private negotiation and were based primarily on the population of the acquired markets, the value of existing operations and the customer base. The Company intends to continue to use the acquired assets in their respective markets.

         A copy of the press release issued by the Company announcing the completion of the ICN Acquisition is filed as Exhibit 99 to this Report and is incorporated herein by reference.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits.

 (a) Financial Statements of Business Acquired.

     Independent Cellular Network, Inc. and Affiliates

     --Report of Independent Public Accountants
     --Combined Balance Sheets as of December 31, 1995 and 1994
     --Combined Statements of Operations for the Years Ended December 31, 1995,
       1994 and  1993
     --Combined Statements of Changes in Shareholders' and Partners' Equity
       (Deficit) for the Years Ended December 31, 1995, 1994, 1993 and 1992 --Combined Statements of Cash Flows for the Years Ended December 31, 1995,
       1994 and 1993
     --Notes to Combined Financial Statements
     --Combined Balance Sheets as of June 30, 1996 and December 31, 1995 --Combined Statements of Operations for the Six Months Ended June 30, 1996
       and 1995
     --Combined Statements of Cash Flows for the Six Months Ended June 30, 1996
       and 1995
     --Notes to Unaudited Combined Financial Statements

(b) Pro Forma Financial Information.

    360  Communications Company and Subsidiaries

     --Pro Forma Condensed Combined Statement of Operations for the Year Ended
       December 31, 1995
     --Pro Forma Condensed Combined Statement of Operations for the Six Months
       Ended June 30, 1996
     --Pro Forma Condensed Combined Balance Sheet as of June 30, 1996
     --Notes to Pro Forma Condensed Combined Financial Statements

     (c) Exhibits.

     2.2 Exchange and Merger Agreement (the "Exchange and Merger Agreement"), dated as of May 31, 1996, by and among Independent Cellular Network Partners, James A Dwyer, Jr., David Winstel, CC Industries, Inc., Ohio Cellular RSA, L.P., Ohio RSA Corporation, Quality Cellular Communications of Ohio, Inc., Cellular Plus, L.P., C-Plus, Inc., Quality Cellular Plus Communications, Inc., Henry Crown and Company (Not Incorporated) and 360 Communications Company. (Filed as Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-14108, and incorporated herein by reference.)

     2.3 First Amendment to Exchange and Merger Agreement, dated as of November 1, 1996, to the Exchange and Merger Agreement.

     4.4 Form of 360 Communications Company's Subordinated Non-Negotiable Promissory Note (included in Exhibit 2.2).

     23      Consent of Arthur Andersen LLP.

     99      Press Release issued by 360 Communications Company on November 4,
             1996.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Shareholders and Partners of
Independent Cellular Network, Inc. and Affiliates



We have audited the accompanying combined balance sheets of INDEPENDENT CELLULAR NETWORK, INC. AND AFFILIATES as of December 31, 1995 and 1994, and the related combined statements of operations, changes in shareholders' and partners' deficit and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Independent Cellular Network, Inc. and Affiliates as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.









                                                ARTHUR ANDERSEN LLP

Chicago,  Illinois
March 15, 1996,
except for Note 14,
to which the date is May
31, 1996



                  Independent Cellular Network, Inc. and Affiliates


                              Combined Balance Sheets
                               (Thousands of Dollars)

                                                              December 31,
                                                              ------------

                                                        1995               1994
                                                        ----               ----

                    ASSETS
                    ------

CURRENT ASSETS
   Cash and cash equivalents                        $   2,370         $   1,878
   Accounts receivable, less allowance
       of $683 and $651                                 9,796             8,226
   Due from affiliates                                 29,903             8,479
   Cellular telephone inventory                         2,665             2,624
   Other                                                  365               183
                                                     --------           --------
         Total current assets                          45,099            21,390
                                                     --------           --------

   Property and equipment                              86,973            87,534
   Less: Accumulated depreciation                     (38,079)          (32,034)
                                                     ---------         ---------
   Property and equipment, net                         48,894            55,500
                                                     ---------         ---------
   Licenses, net of accumulated amortization
       of $39,140 and $28,030                         141,586           155,334
   Non compete agreements, net of accumulated
       amortization of $15,991 and $2,778               9,009            22,222
   Deferred costs, net of accumulated
       amortization of $154 and $53                       985               922
   Investment in unconsolidated
       cellular partnership                             1,834             1,281
                                                    ---------          --------
         Total other assets                           153,414           179,759
                                                    ---------         ---------

         Total assets                               $ 247,407         $ 256,649
                                                    =========         =========

              LIABILITIES AND SHAREHOLDERS' AND
              ---------------------------------
                  PARTNERS' EQUITY (DEFICIT)
                  --------------------------

CURRENT LIABILITIES
   Current portion of long term debt                $      -          $   1,369
   Accounts payable                                     7,554             5,650
   Accrued expenses                                     9,803            13,598
   Due to affiliates                                      882               400
   Customer deposits                                      384               333
                                                    ---------         ---------
         Total current liabilities                     18,623            21,350
                                                    ---------         ---------
LONG TERM DEBT                                        311,131           280,223
                                                    ---------         ---------
MINORITY INTEREST                                       5,684             4,321
                                                    ---------         ---------
SHAREHOLDERS' AND PARTNERS' EQUITY (DEFICIT)
   Common stock, no par value; 2,000 shares author-
     ized; 1,000 shares issued and outstanding            100               100
   Preferred stock, no par value; 2,000 shares
     authorized; 1,000 shares issued and outstanding   14,900            14,900
   Accumulated deficit                                (69,147)          (65,146)
   Partners' equity (deficit)                         (33,884)              901
                                                     ---------        ---------
         Total shareholders' and partners'
           equity (deficit)                           (88,031)          (49,245)
                                                    ---------         ---------
         Total liabilities and shareholders'
           and partners' equity (deficit)           $ 247,407         $ 256,649
                                                    =========         =========



The accompanying Notes to Combined Financial Statements are an integral part of these balance sheets.



                  Independent Cellular Network, Inc. and Affiliates


                        Combined Statements of Operations
                             (Thousands of Dollars)

                                            Years Ended December 31,
                                           --------------------------
                                            1995      1994      1993
                                           ------    ------    ------

OPERATING REVENUES

   Cellular service revenues            $ 58,444   $ 45,744   $ 18,464
   Equipment sales                         3,671      3,575      1,869
                                        --------   --------   --------

       Total operating revenues           62,115     49,319     20,333
                                        --------   --------   --------

OPERATING EXPENSES

   Cost of service                         8,064      5,703      2,573
   Cost of equipment sales                 8,437      7,500      3,542
   Other operations expenses               3,007      2,649      1,581
   Selling, general, administrative
       and other expenses                 17,898     17,589      9,298
   Depreciation and amortization          36,020     19,297     12,833
                                        --------   --------   --------

         Total operating expenses         73,426     52,738     29,827
                                        --------   --------   --------

Operating Income (Loss)                  (11,311)    (3,419)    (9,494)
   Interest income                         1,400        383         30
   Interest expense                      (27,760)   (15,389)    (5,615)
   Equity in net income of uncon-
       solidated cellular partnerships       248        317          -
   Minority interest in net (income)
       loss of consolidated entities      (1,363)    (1,000)        77
   Preacquisition income                       -     (1,719)         -
                                         -------   --------    -------

Loss before income taxes                 (38,786)   (20,827)   (15,002)

Income tax expense                             -          -          -
                                        --------   --------   --------

         NET LOSS                       $(38,786)  $(20,827)  $(15,002)
                                        ========   ========   ========





The accompanying Notes to Combined Financial Statements are an integral part of these statements.



                            Independent Cellular Network, Inc. and Affiliates



                         Combined Statements of Changes in Shareholders' and Partners' Equity (Deficit)
                                                     (Thousands of Dollars)


                             Common Stock         Preferred Stock                         Partners'
                             ------------         ---------------       Accumulated        Equity
                           Shares    Amount       Shares   Amount        Deficit         (Deficit)     Total
                           ------    ------       ------  --------      -----------      ----------   ---------
 December 31, 1992         1,000    $  100        1,000  $ 14,900     $  (47,066)       $  (1,350)   $(33,416)

 Net loss                     -         -            -         -         (10,384)          (4,618)    (15,002)
                          ------    ------       ------  --------      ----------        ---------    --------

BALANCES,
 December 31, 1993         1,000       100        1,000    14,900        (57,450)          (5,968)    (48,418)

 Capital
   contributions               -         -            -         -              -           20,000      20,000

 Net loss                      -         -            -         -         (7,696)         (13,131)    (20,827)
                           ------    ------       ------   -------      ---------        ---------    --------

BALANCES,
 December 31, 1994         1,000       100        1,000    14,900        (65,146)             901     (49,245)

 Net loss                      -         -            -         -         (4,001)         (34,785)    (38,786)
                          ------    ------       ------  --------       ---------        ---------    --------
BALANCES,
 December 31, 1995         1,000    $  100        1,000  $ 14,900     $  (69,147)       $ (33,884)   $(88,031)
                          ======    ======       ======  ========     ==========        =========    ========







The accompanying Notes to Combined Financial  Statements are an integral part of these statements.





                       Independent Cellular Network, Inc. and Affiliates


                             Combined Statements of Cash Flows
                                 (Thousands of Dollars)

                                                    Years Ended December 31,
                                                --------------------------------
                                                  1995        1994      1993
                                                ---------  ---------  ----------


CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                        $ (38,786) $ (20,827) $ (15,002)
Adjustments to reconcile net loss to
 net cash provided by operating activities:
   Depreciation and amortization                   36,020     18,270     12,833
   Interest capitalized as long term debt          21,907          -          -
   Minority interest, net                           1,363        349        (77)
   Equity in net income of unconsolidated
     cellular partnerships, net                      (248)      (140)         -
Changes in assets and liabilities:
   Accounts receivable and due from
      affiliates                                  (22,994)     2,351       (807)
   Cellular telephone inventory                       (41)    (1,217)      (912)
   Other current assets                              (182)        13       (392)
   Accounts payable and due to affiliates           2,250        375        967
   Accrued expenses                                 6,379      3,086      1,409
   Customer deposits                                   51         57          -
                                                ---------  ---------  ---------
   Net cash provided (used) by
       operating activities                         5,719      2,317     (1,981)
                                                ---------   --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES

Acquisition of property and equipment, net         (6,015)   (10,682)    (5,564)
Proceeds from cellular asset exchange, net          2,376         -           -
Acquisition of subsidiary and
   related assets                                       -   (191,187)         -
                                                ---------  ---------- ----------

   Net cash used by investing activities           (3,639)  (201,869)    (5,564)
                                               ---------- ---------- ----------

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from debt                                      -    246,877     11,545
Payments of debt                                   (1,588)   (67,208)    (2,940)
Capital contribution                                    -     20,000          -
                                                ---------  ---------  ---------
   Net cash provided (used) by
       financing activities                        (1,588)   199,669      8,605
                                                ---------  ---------  ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS             492        117      1,060

CASH AND CASH EQUIVALENTS,
   beginning of year                                1,878      1,761        359
                                                ---------   --------  ---------
CASH AND CASH EQUIVALENTS,
   end of year                                  $   2,370  $   1,878  $   1,419
                                                =========  =========  =========

SUPPLEMENTAL DISCLOSURES OF CASH
   FLOW INFORMATION

Cash paid during the period for interest        $    285   $   8,517  $   5,003
                                               ---------   ---------  ---------
Prior year accrued interest capitalized
  as long-term debt                             $  9,220   $       -  $       -
                                                =========  =========  =========

The accompanying Notes to Combined Financial Statements are an integral part of these statements.


                Independent Cellular Network, Inc. and Affiliates


                     Notes to Combined Financial Statements

Note 1.      Description of Business

             Independent Cellular Network, Inc. ("ICN"), a Delaware corporation, is an 83% owned subsidiary of Independent Cellular Network Partners ("ICNP"), a 60% owned subsidiary of Henry Crown and Company (Not Inc.) ("HCNI"). ICN was organized in June 1987 to acquire licenses for, and to construct and operate, cellular telephone systems in various markets in Ohio, Pennsylvania, West Virginia and Kentucky. Effective July 12, 1994, HCNI transferred its ownership interest in ICN to ICNP.

             ICN is an 85% general partner in ICN-Charleston, West Virginia Limited Partnership ("ICN-Charleston"). ICN-Charleston was formed in 1988 to acquire the license for and to construct and operate a cellular telephone system in the Charleston, West Virginia market.

             Ohio Cellular RSA L.P. ("Ohio Cell"), an Illinois limited partnership, was organized in August 1991 to acquire licenses for, and to construct and operate cellular telephone systems in certain Ohio and West Virginia Rural Service Areas. Ohio Cell interests are owned by ICNP, 82% limited partner, Quality Cellular Communications of Ohio, Inc., 16% general partner, Ohio RSA Corporation, 1% general partner, and Winstel Limited Partner, 1%. Effective September 1, 1994, HCNI transferred its ownership interest in Ohio Cell to ICNP.

             Cellular Plus L.P. ("Cell Plus"), an Illinois limited partnership, was organized in September 1994 to acquire, through an acquisition company, the licenses owned by affiliates of C-TEC Corporation ("C-TEC"), a Pennsylvania corporation, and to own, construct and operate cellular telephone systems in Pennsylvania and Iowa. Cell Plus interests are owned by ICNP, 79% limited partner, Quality Cellular Plus Communications, Inc., 17% general partner, Winstel Limited Partner, 3%, and C-Plus, Inc. 1% general partner. Cell Plus's Iowa cellular telephone systems were included in the swap transaction completed during 1995 (See Note 8).

             ICN, Ohio Cell and Cell Plus, collectively referred to herein as the "Companies", are the wireline cellular providers in each of their markets. The Companies provide cellular telephone service to customers pursuant to various terms and rate plans throughout Kentucky, Ohio, Pennsylvania and West Virginia, and offer unsecured credit in the normal course of business. The Companies also sell cellular telephone equipment and accessories through retail outlets located in their licensed market areas. The Companies have entered into various agreements with other cellular service providers to provide the Companies' customers cellular service in areas outside of the Companies' markets.

             Following is a listing of the Companies' cellular telephone markets, including the subsidiary and/or partnership interest holding the license, approximate 1995 census populations (adjusted to reflect ownership if less than 100%) and date on which cellular service commenced:

                                                              Commencement
                                          Population           of Service
                                          ----------          ------------

 Independent Cellular
    Network, Inc. and
  Subsidiary:

  Huntington-Ashland,
    WV-KY-OH                                 318,000            November 1987
  Johnstown, PA                              237,000            October 1987
  Altoona, PA                                132,000            March 1988
  Wheeling, WV-OH                            156,000            February 1988
  Steubenville-Weirton,
    OH-WV                                    140,000            July 1988
  Charleston, WV                             219,000            September 1988
  Parkersburg-Marietta,
    WV-OH                                    157,000            January 1989

 Ohio Cellular RSA L.P.:

 New Philadelphia, Ohio
   (Tuscarawas, Guernsey,
    Harrison, Monroe,
    and Noble Counties)                      170,000            September 1992
    Athens, Ohio (Meigs,
    Athens, Morgan
    and Vinton Counties)                     112,000            October 1992
     Logan, WV
    (Lincoln County)                         185,000            April 1992

 Cellular Plus L.P.:

  Centre County, Pa.                         130,000            June 1988

 Williamsport/PA-8
   Cellular Limited
   Partnership:

  Williamsport, PA                           122,000            November 1988
  Pennsylvania RSA No. 8                     401,000            December 1990


 Commonwealth Cellular
  Telephone Services,
  Inc.:

  Pennsylvania RSA No. 5                      33,000            September 1991
  Allentown, PA SMSA                          29,000            March 1985
  Reading, PA SMSA                            35,000            March 1986
  Northeast Pennsylvania
    SMSA                                     520,000            July 1985
  Pennsylvania RSA No. 3
    Sector 1                                  37,000            August 1991
    Sector 2                                   9,800                N/A
    Pennsylvania RSA No. 4
    Sector 1                                  30,000            February 1991
                                           ---------

                                           3,172,800
                                           =========

Note 2.      Summary of Significant Accounting Policies

    a)       Principles of Combination

             The accompanying combined financial statements include the accounts
             of  the  Companies.   All  significant  intercompany  accounts  and
             transactions have been eliminated.

             ICN includes the accounts of ICN-Charleston. Cell Plus includes the accounts of its 100% owned subsidiary Commonwealth Cellular Telephone Services, Inc. ("CCTS"), a Delaware corporation and its 69.23% partnership interest in the Williamsport/PA-8 Cellular Limited Partnership ("PA-8"). The remaining partnership interest in PA-8 is owned by Williamsport Cellular Telephone Company, Inc. The CCTS financial statements include the following investments in partnerships and corporations.
                                                                  Ownership
                                                                   Interest

            Northeast Pennsylvania SMSA Ltd. Partnership            78.98%
            Pennsylvania RSA No. 5 General Partnership ("PA 5") 40.00% Pennsylvania RSA No. 3 Sector 2 Ltd.
              Partnership ("RSA 3")                                 16.66%
            Reading SMSA Ltd. Partnership ("Reading")               10.00%
            Allentown SMSA Ltd. Partnership ("Allentown")            4.00%
            Williamsport Cellular Telephone Company, Inc.           93.95%
              (formerly Iowa City Cellular Telephone Co., Inc.)

             CCTS accounts for its ownership interests in PA 5 using the equity method. It accounts for its ownership in Reading and Allentown on a cost basis. The related asset appears as investment in unconsolidated cellular partnerships in the accompanying combined balance sheets. At December 31, 1995 RSA 3 had not commenced operations.

  b)         Basis of Presentation

             Cell Plus, through an acquisition company, acquired 100% of CCTS on September 9, 1994 (See Note 3). The acquisition was accounted for using the purchase method of accounting. The revenues and expenses of Cell Plus have been included in the accompanying combined statements of operations as though CCTS had been acquired as of January 1, 1994.

  c)         Cash and Cash Equivalents

             For purposes of reporting combined cash flows, the Companies consider all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

  d)         Cellular Telephone Inventory

             Cellular telephone inventory is stated at cost using the "first-in, first-out" method.

  e)         Property and Equipment

             Property and equipment are carried at cost. Replacements and betterments are capitalized, while maintenance and repairs are expensed as incurred. When property and equipment are disposed of, the related cost and accumulated depreciation are removed from the accounts and any resulting gains or losses are included in the determination of results of operations. Depreciation is computed by applying the straight-line method over the estimated service lives for depreciable property and equipment.

  f)         Licenses

             The licenses held by the Companies are recorded at fair market value at date of acquisition. License costs are amortized on a straight line basis over ten or fifteen years, beginning with the month each licensed market was acquired.

  g)         Non Compete Agreements

             In connection with the acquisition of CCTS (see Note 3), certain non compete agreements were entered into between Cell Plus and C-TEC. In the markets acquired, the agreements effectively bar, for a term of three years, C-TEC or any of its affiliated companies from any involvement in any business that provides wireless telecommunications. The asset related to these non compete agreements is being amortized over three years.

  h)         Deferred Costs

             Deferred costs include costs incurred in connection with the acquisition of CCTS. These costs have been capitalized and are being amortized over periods of five to fifteen years.

  i)         Income Taxes

             ICN and CCTS file separate company corporate income tax returns. Both companies account for income taxes in accordance with
             Statement of Financial Accounting Standards ("SFAS") 109, "Accounting for Income Taxes." Under SFAS 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax basis of assets and liabilities using the enacted statutory tax rates. Deferred income tax expense or benefit is based on the changes in the deferred tax asset and liability accounts.

             For the remaining combined partnerships, no provision or liability for Federal or state income taxes is reflected in the accompanying financial statements of the partnerships since such taxes are the responsibility of the individual partners.

  j)         Derivatives

             ICN maintains derivative financial instruments in the form of interest rate swaps. These interest rate swaps are held pursuant to debt agreement requirements and are used to manage well-defined interest rate risks. ICN does not use these derivatives for trading purposes.

  k)         Minority Interest

             Minority interest represents the results of operations attributable to the minority owners of the Companies' subsidiaries.

  l)         Revenue Recognition

             Revenue from operations primarily consists of charges to customers for monthly access, cellular airtime and data usage, and roamer and toll charges. Revenue is recognized as services are rendered. Unbilled revenues, resulting from cellular service provided from the billing cycle to the end of each month and from other cellular carriers' customers using the Companies' cellular systems for the last half of each month, are estimated and recorded. Equipment sales are recognized upon delivery to the customer and reflect charges to customers for cellular telephone user equipment purchased.

  m)         Use of Estimates

             The preparation  of  financial   statements  in  conformity  with
             generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates.

  n)         Changes in Accounting Principles

             In March 1995, the Financial Accounting Standards Board issued
             SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which is effective for fiscal years beginning after December 15, 1995. SFAS 121 requires that assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Companies do not anticipate that the requirements of SFAS 121 will have a material affect on their 1996 combined financial statements and operating results.

Note 3.      Acquisition

             Pursuant to an agreement dated September 9, 1994, Cell Plus, through an acquisition company, acquired the stock of CCTS and Iowa City Cellular Telephone Co., Inc. ("Iowa City") and the assets of certain affiliated companies from C-TEC. The purchase price
             approximated  $190,565,000.   Financing  for the  acquisition  was
             provided by borrowings from ICNP and ICNP's senior secured credit agreement (See Note 6).

             The allocation of the purchase price among the assets acquired and liabilities assumed is as follows (in thousands):

               Assets acquired:
                 Cash                                   $     284
                 Receivables, net                           8,594
                 Inventory                                    253
                 Property and equipment                    24,429
                 Covenant not to compete                   25,000
                 Licenses                                 135,822
                                                        ---------
               Total assets acquired                      194,382
                                                        ---------
               Liabilities assumed:
                 Accounts payable                           1,199
                 Accrued expenses                             376
                 Long term debt                             2,242
                                                        ---------
               Total liabilities assumed                    3,817
                                                        ---------
               Net assets acquired                      $ 190,565
                                                        =========

             The revenue and expenses of CCTS and Iowa City have been included in the accompanying combined statements of operations as though CCTS and Iowa City had been acquired as of January 1, 1994. The results of operations of CCTS and Iowa City, which occurred prior to September 9, 1994, have been reflected as preacquistion income in the 1994 statement of operations. The combined statement of cash flows for the year ended December 31, 1994 includes the activities of CCTS from the acquisition date through December 31, 1994. If the acquisition had occurred on January 1, 1993, management estimates that on an unaudited pro forma basis total operating revenues and net loss would have been $49,319,000 and $19,108,000 and $42,873,000 and $14,042,000, for the years ended December 31, 1994 and 1993, respectively. These estimates were prepared based on assumptions that management deems appropriate, but the results are not necessarily indicative of those that might have occurred had the acquisition taken place on January 1, 1993.

             The assets and cellular operations of Iowa City were included in the swap transaction completed during 1995 (See Note 8).

Note 4.   Property and Equipment

          Property and equipment consisted of the following at December 31, (in thousands):


                                            Depreciable
                                               Lives          1995        1994
                                            -----------      ------      ------
          Land                                              $  599      $  507
          Switching, base site controller
           and radio frequency equipment       10 years     61,188      69,050
          Cell site towers and shelters      7-20 years     12,849       9,854
          Office furniture and other
          equipment                             5 years     12,337       8,123
                                                           -------     -------
           Total property and equipment                     86,973      87,534
          Less: Accumulated depreciation                   (38,079)    (32,034)
                                                           -------    --------
                                                           $48,894     $55,500
                                                           -------    --------

          Depreciation expense charged to operations for the years ended December 31, 1995, 1994 and 1993 was $9,221,000, $8,693,000 and
          $5,242,000, respectively.

          For the year ended December 31, 1993, the Companies wrote down various telecommunications equipment to fair market value, based on an offer by another cellular telephone company. The resulting loss of $2,914,000 has been included in depreciation and amortization expense in the accompanying combined statements of operations.

          During the year ended December 31, 1993, the Companies acquired $4,530,000 of cellular equipment through vendor financing.

Note 5. Investment in Unconsolidated Entity

        Condensed financial information for Cell Plus' investment in PA 5, which is accounted for under the equity method, follows (in thousands):

                                              Years Ended December 31,
                                             ---------------------------
                                             1995        1994        1993
                                           -------     -------     -------


          Total operating revenues        $ 1,978     $ 1,613     $ 1,221
          Total operating expenses          1,250       1,044       1,089
                                            -----       -----      ------
           Operating income                   728         569         132
          Net interest expense                 57          71          60
                                            ------     -------     -------
               Net income                   $ 671     $   498     $    72
                                            ======     =======     =======

                                               December 31,
                                          ---------------------
                                            1995         1994
                                          -------      -------
          Assets
           Current assets                 $ 1,820      $ 1,294
           Noncurrent assets                1,833        1,736
                                          -------      -------
                                          $ 3,653      $ 3,030
                                          =======      =======

         Liabilities and equity
          Current liabilities             $    50      $    51
          Mortgage note payable             1,462        1,509
          Equity                            2,141        1,470
                                            -----        -----
                                          $ 3,653      $ 3,030
                                          =======      =======

Note 6. Long Term Debt

        The Companies' long term debt consists of the following at December 31, (in thousands):

                                            1995          1994
                                        ---------       ---------

        Revolving notes with ICNP        $ 265,629      $ 240,316
        Demand notes with HCNI              45,502         39,907
                                         ---------      ---------
                                         $ 311,131      $ 280,223
                                         =========      =========

        The notes bear interest at a rate calculated to be equivalent to the cost of funds charged to ICNP pursuant to ICNP's senior secured credit facility, 8.913% and 9.764% at December 31, 1995 and 1994, respectively. Interest under the notes is payable quarterly and any installments not paid are capitalized and become part of the outstanding principal balance. Prepayment of interest may be made at any time without penalty. The notes are secured by a pledge of certain rights to distributions, partnership interests, and capital stock pursuant to a certain Partnership Interest and Stock Pledge and Security Agreement dated July 12, 1994. The notes are subordinate to the senior indebtedness of ICNP, as defined in the subordination agreement dated September 9, 1994 and, accordingly, are classified as long term in the accompanying balance sheets. Based on the borrowing rates currently offered to ICNP for long term debt with similar terms and maturities, the fair value of the Companies' long term debt approximates carrying value.

        Ohio Cell also maintains a secured line of credit with ICNP. There were no borrowings under this line of credit at December 31, 1995 and 1994.

        During 1994 ICNP entered into a senior secured credit agreement ("Agreement"). The Agreement provides for a revolving line of credit and a term loan. At December 31, 1995 and 1994, the revolving line of credit was partially drawn and the term loan was fully drawn. ICNP and its subsidiaries, including the Companies, have pledged substantially all of their assets to secure this indebtedness. The Agreement contains numerous restrictive covenants. ICNP was in compliance with these loan covenants at December 31, 1995. During 1995, ICNP received waivers for December 31, 1994 covenant non compliance and the acquisition and disposition of certain assets during the current year. The Agreement was amended to provide for ICNP's expected financial performance. The ability of ICNP to comply with such provisions in the future will depend on its performance, which is subject to prevailing economic, financial and industry conditions and other factors beyond ICNP's control. The Agreement contains provisions allowing the lender to accelerate debt repayment upon the occurrence of an event the lender determines to represent a material adverse change. ICNP's management believes that no such material adverse change has occurred and no such event is probable within the foreseeable future. No prepayment requirements existed as of December 31, 1995.

        In connection with the swap of Cell Plus' Iowa cellular licenses and assets during 1995 (See Note 8), debt obligations under the prior financing agreement between Motorola, Inc. and Iowa City were paid in full.


Note 7. Income Taxes

        The tax effect of CCTS' and ICN's temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows at December 31 (in thousands):

                                                  1995        1994       1993
                                                -------     -------    --------
        Deferred tax assets:
        Depreciation and amortization          $ 3,805     $   304     $    -
        Other                                      396         139        135
        Net operating loss carryforwards        27,566      19,447     11,884
                                               -------     -------    --------
        Gross deferred tax assets               31,767      19,890     12,019
        Valuation allowance                    (29,258)    (19,124)   (10,585)
                                               -------     -------    -------
        Deferred tax assets                      2,509         766      1,434
                                               -------     -------    -------
        Deferred tax liabilities:

        Depreciation and amortization                -           -      1,434
        Partnership basis difference             2,491         754          -
        Other                                       18          12          -
                                               -------     -------    -------
        Deferred tax liabilities                 2,509         766      1,434
                                               -------     -------    -------
        Net deferred income tax                $   -0-     $   -0-    $   -0-
                                               =======     =======    =======

         Due to ICN's and CCTS' history of operating losses, both companies provide a valuation allowance against the total net deferred tax asset. The net change in the total valuation allowance for the years ended December 31, 1995 and 1994 were increases of $10,134,000 and $8,539,000, respectively.

         At December 31, 1995, CCTS has net operating loss carryforwards for financial reporting and income tax purposes of approximately $13,146,000 and $19,947,000, respectively. These carryforwards will begin expiring in 2009. ICN has net operating loss carryforwards for financial reporting and income tax purposes of approximately $45,060,000 and $47,969,000, respectively. These carryforwards will begin expiring in 2004.


Note 8. Cellular Asset Exchange

        Pursuant to an agreement dated July 21, 1995, Cell Plus exchanged the licenses and assets of its Iowa City MSA and Iowa RSA cellular telephone operations for the licenses and assets of the Williamsport and Pennsylvania RSA No. 8 markets. The effect of the exchange was to increase Cell Plus' contiguous cellular markets in central Pennsylvania. The exchange was accounted for as a non monetary transaction. No gain or loss was recognized on the exchange, however, in connection with the exchange, the unamortized balance of the non compete agreement related to these Iowa markets (approximately $4,900,000) was fully amortized.

Note 9. Related Party Transactions

        ICN provides office facilities and management services to Ohio Cell and Cell Plus and certain other affiliates. ICN charges fees to the affiliates for these services. Fees received by ICN for these services were approximately $4,520,000, $1,862,000 and $1,023,000 for the years ended December 31, 1995, 1994, and 1993, respectively.

        ICN purchases inventory, supplies and services, including billing services, on behalf of these affiliates. The cost of these items and services are passed on to the affiliates at cost. ICN maintains a lock box which is used to collect customer payments for cellular services provided by the affiliates. The net of the affiliates' accounts receivable collections and the costs of inventory, supplies and services, including management services, is periodically settled with ICN. Unsettled amounts with affiliates other than Ohio Cell and Cell Plus, are reflected as due from or to affiliates in the accompanying combined balance sheets. The unsettled balances bear interest at ICNP's cost of funds rate, 8.913% at December 31, 1995.

        The Companies invest excess cash with ICNP to maximize their investment return. The advances, which totaled approximately $23 million at December 31, 1995, are included as due from affiliates in the accompanying combined balance sheets. These advances also bear interest at ICNP's cost of funds rate.

        ICN leases office space from a corporation owned by ICN's president. Total rent expense under this lease was approximately $122,000, $108,000 and $101,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

        An affiliate of ICN provides management services to ICN. The fees for these services was approximately $146,000, $96,000 and $134,000 for the years ended December 31, 1995, 1994 and 1993, respectively.

        In connection with the guarantee of ICN's bank revolving credit, during the year ended December 31, 1993, HCNI charged a fee of 2% of the outstanding balance. The fee amounted to $976,000 and is included in interest expense in the accompanying combined statement of operations.


Note 10.Derivatives

        ICN has two interest rate swap agreements with financial institutions in effect at December 31, 1995, as follows:

        Notional Principal Amount           $30,000,000        $35,000,000
        Fixed Rate                                5.35%             5.605%
        Date of Maturity                    August 1998         March 1997
        Fair Market Value of Swap               $59,000           $142,000

        ICN receives a variable rate of interest under these agreements. The rate in effect at December 31, 1995 under these agreements was 5.6875% and 5.8125%, respectively.

        Net payments or receipts under these agreements are recorded as adjustments to interest expense. The fair value of the interest rate swaps is based on the estimated termination value at December 31, 1995.


Note 11.Shareholders' and Partners' Equity (Deficit)

        ICN's preferred stock, which is held by a related company of ICNP, has a cumulative stated value of $14,900 per share, is nonvoting, and is entitled to cumulative annual dividends equal to 8% of stated value, compounded semi-annually. The preferred stock shareholder is entitled to a preference upon liquidation equal to the stated value plus any cumulative unpaid dividends and is entitled to payment of any dividend arrearage prior to any redemption of or payment of dividends on ICN's common stock. Cumulative unpaid and undeclared dividends aggregated $14,323,000 and $12,119,000 at December 31, 1995 and 1994, respectively.

        The Ohio Cell and Cell Plus partnership agreements provide that ICNP and certain related companies are entitled to cumulative "priority returns" on their total unreturned capital, to be paid prior to any other cash distributions to the respective partners. The rate of return is adjusted to equal ICNP's current available borrowing rate compounded quarterly, 8.913% at December 31, 1995. At December 31, 1995, Ohio Cell's and Cell Plus' unpaid and unaccrued priority returns were approximately $943,000 and $2,587,000, respectively, and total unreturned capital was $2,600,000 and $20,000,000, respectively.

        Certain partners of Cell Plus and Ohio Cell and shareholders of ICN have the option to require ICNP to purchase their respective interests at a price determined in accordance with the respective partnership or shareholder agreements. The option can be exercised upon the death or disability of the partner or shareholder or after August 31, 2004 and upon repayment of all indebtedness of ICNP and its affiliates as defined in the agreements.

        The Ohio Cell and Cell Plus partnership agreements provide that additional capital contributions may be contributed by the partners, as needed, in proportion to each partner's percentage interest. Net profits and losses are allocated to the partners pursuant to the terms of the partnership agreements.

        Pursuant to an agreement dated March 3, 1995, ICNP acquired an additional 1% limited partnership interest in Ohio Cell and 10 shares of ICN common stock from a former officer of a related company.


Note 12.Employee Savings Plan

        The Companies have a Retirement Savings/401(k) Plan ("Plan") which covers all employees. Under the Plan, employees are allowed to contribute up to 15% of their eligible compensation. The Companies will then contribute $1.00 for each of the first $250 contributed to the Plan, and $.25 for each $1.00 contributed above $250 up to the maximum Companies' contribution. The Companies' maximum contribution is the greater of $250 or 1.5% of eligible compensation, as defined in the Plan. The contributions to the Plan for the years ended December 31, 1995, 1994 and 1993 were approximately $49,000, $28,000 and $21,000, respectively.


Note 13.Contingencies and Commitments

        Operating Leases

        The Companies lease office and retail store space and land for tower sites. All such leases are accounted for as operating leases. Although the terms vary, the leases typically provide for initial terms of one to five years, with annual rent adjustments based on cost-of-living increases and one or more renewal options. The approximate future minimum lease payments required under leases with remaining terms in excess of one year, by year for the subsequent five years and in the aggregate, are as follows at December 31, 1995 (in thousands):

                        1996                     $  1,017
                        1997                          869
                        1998                          661
                        1999                          420
                        2000                          354
                        Thereafter                  1,066
                                                 --------
                          Total                  $  4,387
                                                 ========

        Total rent expense recorded by the Companies for the years ended December 31, 1995, 1994 and 1993 was approximately $1,025,000, $980,000 and $474,000, respectively.

        Purchase Commitments

        At  December  31,  1995  the  Companies  had   commitments   to  acquire
        approximately $5,000,000 of cellular telephone systems equipment. These commitments are expected to be funded from operating cash flow.

        Litigation

        The Companies are involved in certain claims and lawsuits arising in the normal course of business. In the opinion of management, the ultimate resolution of these matters will not have a material adverse effect on the financial position or results of operations of the Companies.

        Insurance Risk

        The Companies retain the risk to a maximum of $500,000 per occurrence for worker's compensation, commercial general liability and business automobile liability losses. Catastrophic liability insurance is purchased in excess of the subsidiaries' self-retention maximum. Provision for the Companies' claims under the self-retention program is recorded based upon an estimate of the aggregate liability for claims incurred. An affiliate of the Companies administers the program.


Note 14.Subsequent Event

        The Companies entered into an Exchange and Merger Agreement with 360 Communications Company dated May 31, 1996 for the sale of all the assets and rights related to the Companies' cellular telephone systems and related business in all their collective markets. The transaction, valued at approximately $514 million, is expected to close prior to December 31, 1996.



                Independent Cellular Network, Inc. and Affiliates


                             Combined Balance Sheets
                              (Thousands of Dollars)

                                                     June 30,        December 31,
                                                       1996              1995
                                                    ----------        ------------
                                                    (Unaudited)

                        ASSETS
                        ------
CURRENT ASSETS
   Cash and cash equivalents                        $    4,249        $      2,370
   Accounts receivable, less allowance
       of $644 and $683                                 11,755               9,796
   Due from affiliates                                  40,316              29,903
   Cellular telephone inventory                          2,272               2,665
   Other                                                   140                 365
                                                    ----------        ------------
         Total current assets                           58,732              45,099
                                                    ----------        ------------
   Property and equipment                               87,841              86,973
   Less: Accumulated depreciation                      (42,793)            (38,079)
                                                     ----------        ------------
   Property and equipment, net                          45,048              48,894
                                                     ----------        ------------
   Licenses, net of accumulated amortization
       of $45,946 and $39,140                          134,779             141,586
   Non compete agreements, net of accumulated
       amortization of $18,694 and $15,991               6,306               9,009
   Deferred costs, net of accumulated
       amortization of $223 and $154                     1,018                 985
   Investment in unconsolidated
      cellular partnerships                              1,926               1,834
                                                    ----------        ------------
         Total other assets                            144,029             153,414
                                                    ----------        ------------
         Total assets                               $  247,809        $    247,407
                                                    ==========        ============


                  LIABILITIES AND SHAREHOLDERS' AND
                 ---------------------------------
                      PARTNERS' EQUITY (DEFICIT)
                      --------------------------

CURRENT LIABILITIES
   Accounts payable                               $    5,516        $      7,554
   Accrued expenses                                   10,313               9,803
   Due to affiliates                                   1,157                 882
   Customer deposits                                     480                 384
                                                  ----------        ------------
         Total current liabilities                    17,466              18,623
                                                  ----------        ------------
LONG TERM DEBT                                       325,466             311,131
                                                  ----------        ------------
MINORITY INTEREST                                      6,484               5,684
                                                  ----------        ------------
SHAREHOLDERS' AND PARTNERS' EQUITY (DEFICIT)
   Common stock, no par value; 2,000 shares author-
       ized; 1,000 shares issued and outstanding         100                 100
   Preferred stock, no par value; 2,000 shares
       authorized; 1,000 shares issued and
       outstanding                                    14,900              14,900
   Accumulated deficit                               (70,434)            (69,147)
   Partners' equity (deficit)                        (46,173)            (33,884)
                                                   ----------        ------------
         Total shareholders' and partners'
           equity (deficit)                         (101,607)            (88,031)
                                                   ----------        ------------
         Total liabilities and shareholders'
           and partners' equity (deficit)         $  247,809       $     247,407
                                                  ==========       =============


The accompanying Notes to Combined Financial Statements are an integral part of these balance sheets.



                 Independent Cellular Network, Inc. and Affiliates


                        Combined Statements of Operations
                             (Thousands of Dollars)
                                  (Unaudited)

                                                    Six Months Ended June 30,
                                                    -------------------------
                                                       1996           1995
                                                    ----------     ----------

 OPERATING REVENUES

   Cellular service revenues                        $   31,977     $   28,667
   Equipment sales                                       2,116          1,771
                                                    ----------    -----------
       Total operating revenues                         34,093         30,438
                                                    ----------     ----------
 OPERATING EXPENSES

   Cost of service                                       4,035          4,935
   Cost of equipment sales                               4,794          3,589
   Other operations expenses                             1,487          1,444
   Selling, general, administrative
       and other expenses                                9,441          9,006
   Depreciation and amortization                        14,297         16,260
                                                    ----------     ----------
         Total operating expenses                       34,054         35,234
                                                    ----------     ----------

 Operating Income (Loss)                                    39         (4,796)
   Interest income                                       1,402            401
   Interest expense                                    (14,424)       (13,658)
   Equity in net income of uncon-
       solidated cellular partnerships                     207            148
   Minority interest in net income
       of consolidated entities                           (800)          (499)
                                                     ----------     ----------
 Loss before income taxes                              (13,576)       (18,404)

 Income tax expense                                          -              -
                                                     ----------     ----------
         NET LOSS                                   $  (13,576)    $  (18,404)
                                                     ==========     ==========




 The accompanying Notes to Combined Financial Statements are an integral part of these statements.


                Independent Cellular Network, Inc. and Affiliates


                          Combined Statements of Cash Flows
                                (Thousands of Dollars)
                                     (Unaudited)

                                                 Six Months Ended June 30,
                                                  -------------------------
                                                     1996           1995
                                                  ----------     ----------



 CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                         $  (13,576)    $  (18,404)
 Adjustments to reconcile net loss to
  net cash provided by operating activities:
    Depreciation and amortization                     14,297         16,260
    Interest capitalized as long term debt             7,249          5,818
    Minority interest, net                               800            499
    Equity in net income of unconsolidated
      cellular partnerships, net                        (266)          (148)
 Changes in assets and liabilities:
    Accounts receivable and due from
        affiliates                                   (12,372)       (12,268)
    Cellular telephone inventory                         393            (41)
    Other current assets                                 225           (161)
    Accounts payable and due to affiliates            (1,587)         1,037
    Accrued expenses                                   7,597          9,276
    Customer deposits                                     96             62
                                                  ----------     ----------
    Net cash provided by
        operating activities                           2,856          1,930
                                                  ----------     ----------
 CASH FLOWS FROM INVESTING ACTIVITIES

 Acquisition of property and equipment, net             (875)        (1,997)
 Other                                                  (102)             -
                                                  ----------     ----------
    Net cash used by investing activities               (977)        (1,997)
                                                  ----------     ----------
 CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from debt                                        -          1,000
 Payments of debt                                          -         (1,369)
                                                  ----------     ----------
    Net cash used by
        financing activities                               -           (369)
                                                  ----------     ----------
 NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                               1,879           (436)

 CASH AND CASH EQUIVALENTS,
    beginning of period                                2,370          1,878
                                                  ----------     ----------
 CASH AND CASH EQUIVALENTS,
    end of period                                 $    4,249     $    1,442
                                                  ==========     ==========
 SUPPLEMENTAL DISCLOSURES OF CASH
    FLOW INFORMATION

 Cash paid during the period for interest         $      195     $      645
                                                  ==========     ==========
 Prior year accrued interest capitalized
   as long-term debt                              $    7,087     $    9,912
                                                  ==========     ==========




 The accompanying Notes to Combined Financial Statements are an integral part of these statements.



       Independent Cellular Network, Inc. and Affiliates

        Notes to Unaudited Combined Financial Statements


Note 1.      Basis of Combination and Presentation

             Independent Cellular Network, Inc., Ohio Cellular RSA L.P. and Cellular Plus L.P. ("the Companies"), affiliated through common ownership, provide wireless voice telecommunications services. The Companies operate as general and limited partners and majority owners of cellular systems in various metropolitan and rural service areas in Kentucky, Ohio, Pennsylvania and West Virginia.

             The accompanying unaudited combined financial statements include the accounts of the Companies and their wholly-owned and majority owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

             The unaudited combined financial statements have been prepared in conformity with generally accepted accounting principles and are presented in accordance with the rules and regulations of the Securities and Exchange Commission applicable to interim financial information. In the Companies' opinion, the unaudited combined financial statements include all adjustments necessary to present fairly the financial position and results of operations for the interim periods presented. All such adjustments are of a normal recurring nature. These financial statements should be read in conjunction with the combined financial statements, including the notes thereto, for the fiscal year ended December 31, 1995.


Note 2.      Sale of Assets

             The Companies have entered into an Exchange and Merger Agreement dated May 31, 1996 with 360 Communications Company for the sale of all the assets and rights related to the Companies cellular telephone systems and related business in all their collective markets. The transaction, valued at approximately $514 million, is expected to close prior to December 31, 1996.

                360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

        Pro Forma Condensed Combined Financial Statements Introduction


     The following unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of
360   Communications  Company and Subsidiaries  (the "Company").  The ICN
Acquisition column in the following unaudited pro forma condensed combined financial statements reflects the historical combined financial statements of Independent Cellular Network, Inc. and Affiliates (the "Acquired Companies"), the combined entities which represent the operations acquired from Independent Cellular Network Partners and certain of its affiliates (collectively, "ICNP").

     The unaudited pro forma condensed combined financial statements have been adjusted to reflect the ICN Acquisition under the terms described herein under
Item 2. The ICN Acquisition, with a purchase price of approximately $514 million, will be accounted for as a purchase.

     The unaudited pro forma condensed combined financial statements assume that the ICN Acquisition occurred as of January 1, 1995 for the unaudited pro forma condensed combined statements of operations and as of June 30, 1996 for the unaudited pro forma condensed combined balance sheet.

     In the opinion of management, all adjustments necessary to present fairly the unaudited pro forma condensed combined financial statements have been made.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the Company's historical consolidated financial statements including the notes thereto, set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995; the Company's historical consolidated financial statements including the notes thereto, set forth in the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996; and Independent Cellular Network, Inc. and Affiliates historical combined financial statements and notes thereto included elsewhere herein. The unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position or results of operations had the ICN Acquisition occurred on the indicated dates nor do they purport to indicate the results of future operations of the Company.




                                           360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                                For the Year Ended December 31, 1995
                                                             Unaudited
                                           (Thousands of Dollars, except per share amounts)




                                                       360                                                        360
                                                  Communications                            Pro Forma        Communications
                                                    Company as              ICN            Acquisition           Company
                                                     Reported           Acquisition        Adjustments          Pro Forma
                                                  ----------------    ----------------   ----------------    ----------------
Operating Revenues
Cellular Service Revenues                         $       789,459     $        58,444    $        (1,268)(a) $       846,635
Equipment Sales                                            44,956               3,671                                 48,627
                                                  ----------------    ----------------     --------------    ----------------
     Total Operating Revenues                             834,415              62,115             (1,268)            895,262
                                                  ----------------    ----------------     --------------    ----------------

Operating Expenses
Cost of Service                                            68,223               8,064                                 76,287
Cost of Equipment Sales                                   109,441               8,437                                117,878
Other Operations Expense                                   40,591               3,007                                 43,598
Sales, Marketing and Advertising Expenses                 141,505               6,485                                147,990
General, Administrative and Other Expenses                214,536              11,413             (3,989)(b)         221,960
Depreciation and Amortization                             114,731              36,020             (9,880)(c)
                                                                                                   7,598 (d)
                                                                                                    (993)(e)         147,476
                                                  ----------------    ----------------   ----------------    ----------------
     Total Operating Expenses                             689,027              73,426             (7,264)            755,189

Operating Income (Loss)                                   145,388             (11,311)             5,996             140,073
Interest Expense, net                                    (127,240)            (27,760)               940 (f)        (154,060)
Minority Interests in Net Income
   of Consolidated Entities                               (34,269)             (1,363)                               (35,632)
Equity in Net Income of
   Unconsolidated Entities                                 40,016                 248                                 40,264
Other Income (Expense), net                                  (185)              1,400             (1,400)(g)            (185)
                                                  ----------------    ----------------   ----------------    ----------------
Income (Loss) Before Income Taxes                          23,710             (38,786)             5,536              (9,540)
Income Tax Expense                                         25,405                                 (9,622)(h)          15,783
                                                  ----------------    ----------------   ----------------    ----------------
     Net Income (Loss)                            $        (1,695)    $       (38,786)   $        15,158     $       (25,323)
                                                  ================    ================   ================    ================

Net Loss per Share (in Dollars)                                                                              $         (0.21) (p)
                                                                                                             ================

Weighted Average Shares
   Outstanding, in thousands                                                                                         123,206
                                                                                                             ================




The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.








                                           360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                                        PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS


                                                For the Six Months Ended June 30, 1996
                                                                 Unaudited
                                           (Thousands of Dollars, except per share amounts)


                                                  360                                                         360
                                             Communications                             Pro Forma        Communications
                                               Company as              ICN             Acquisition          Company
                                                Reported           Acquisition         Adjustments         Pro Forma
                                             ----------------    ----------------    ----------------   -----------------
Operating Revenues
Cellular Service Revenues                    $       494,314     $        31,977     $        (1,474)(a)$        524,817
Equipment Sales                                       19,554               2,116                                  21,670
                                             ----------------    ----------------      --------------   -----------------
     Total Operating Revenues                        513,868              34,093              (1,474)            546,487
                                             ----------------    ----------------      --------------   -----------------

Operating Expenses
Cost of Service                                       44,344               4,035                                  48,379
Cost of Equipment Sales                               45,964               4,794                                  50,758
Other Operations Expense                              24,326               1,487                                  25,813
Sales, Marketing and Advertising Expenses             94,619               3,491                                  98,110
General, Administrative and Other Expenses           122,257               5,950              (1,928)(b)         126,279
Depreciation and Amortization                         68,154              14,297              (5,036)(c)
                                                                                               3,799 (d)
                                                                                                (496)(e)          80,718
                                             ----------------    ----------------    ----------------   -----------------
     Total Operating Expenses                        399,664              34,054              (3,661)            430,057

Operating Income                                     114,204                  39               2,187             116,430
Interest Expense, net                                (54,102)            (14,424)              1,014 (f)         (67,512)
Minority Interests in Net Income
   of Consolidated Entities                          (24,325)               (800)                                (25,125)
Equity in Net Income of
   Unconsolidated Entities                            24,020                 207                                  24,227
Other Income (Expense), net                              322               1,402              (1,402)(g)             322
                                             ----------------    ----------------    ----------------   -----------------
Income (Loss) Before Income Taxes                     60,119             (13,576)              1,799              48,342
Income Tax Expense                                    28,855                                  (3,020)(h)          25,835
                                             ----------------    ----------------    ----------------   -----------------
     Net Income (Loss)                       $        31,264     $       (13,576)    $         4,819    $         22,507
                                             ================    ================    ================   =================

Net Income per Share (in Dollars)                                                                       $           0.18  (p)
                                                                                                        =================

Weighted Average Shares
   Outstanding, in thousands                                                                                     123,548
                                                                                                        =================


The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.






                                            360 COMMUNICATIONS COMPANY AND SUBSIDIARIES

                                            PRO FORMA CONDENSED COMBINED BALANCE SHEET


                                                            June 30, 1996
                                                              Unaudited
                                                         (Thousands of Dollars)


                                                  360                                                       360
                                             Communications                            Pro Forma        Communications
                                               Company as             ICN             Acquisition           Company
                                                Reported          Acquisition         Adjustments          Pro Forma
                                             ----------------   -----------------   ----------------    ----------------
Assets
Total Current Assets                         $       202,780    $         58,732    $       (43,210)(i) $       218,302
Property, Plant and Equipment, net                   950,789              45,048             (6,942)(j)         988,895
Investments in Unconsolidated Entities               333,851               1,926                                335,777
Intangibles, net                                     709,363             141,085            303,941 (k)       1,154,389
Other Assets                                          20,210               1,018             (1,018)(i)
                                                                                             30,844 (l)          51,054
                                             ----------------   -----------------   ----------------    ----------------
    Total Assets                             $     2,216,993    $        247,809    $       283,615     $     2,748,417
                                             ================   =================   ================    ================


Liabilities and Shareowners'
   and Partners' Equity
Total Current Liabilities                    $       261,456    $         17,466    $        (5,796)(i) $       273,126
Long-Term Debt                                     1,387,662             325,466           (325,466)(m)
                                                                                            363,747 (m)       1,751,409
Deferred Credits and Other Liabilities               109,612                                                    109,612
                                             ----------------   -----------------   ----------------    ----------------
    Total Liabilities                              1,758,730             342,932             32,485           2,134,147

Minority Interests in Consolidated Entities          171,596               6,484               (790)(n)         177,290
Shareowners' and Partners'
   Equity (Deficit)
Common Stock                                           1,168                 100               (100)(o)
                                                                                                 65 (o)           1,233
Preferred Stock                                                           14,900            (14,900)(o)
Additional Paid-In Capital                           624,686                                150,248 (o)         774,934
Accumulated Deficit                                 (339,187)            (70,434)            70,434 (o)        (339,187)
Partners' Deficit                                                        (46,173)            46,173 (o)
                                             ----------------   -----------------   ----------------    ----------------
    Total Shareowners' and Partners'
        Equity (Deficit)                             286,667            (101,607)           251,920             436,980
                                             ----------------   -----------------   ----------------    ----------------
    Total Liabilities and Shareowners' and
        Partners' Equity (Deficit)           $     2,216,993    $        247,809    $       283,615     $     2,748,417
                                             ================   =================   ================    ================





   The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.



  NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


PRO FORMA STATEMENTS OF OPERATIONS


         (a) Cellular Service Revenues are adjusted to eliminate intercompany revenues and to reflect the reduced rates the Company charges its customers for roaming in markets within the Company's service area.

     (b) Certain expenses associated with general and administrative services are duplicative in nature and are eliminated since the Company will not incur these costs subsequent to the Acquisition.

     (c) This entry adjusts to 40 years the amortization period for certain acquired identifiable intangible assets to conform with the Company's current accounting policies for amortization of such assets.

     (d) This adjustment reflects amortization of the excess of the purchase price over the fair value of net assets acquired.

     (e) Depreciation expense for the Acquired Companies' property, plant and equipment has been adjusted to reflect the Company's current accounting policies for depreciable lives. This adjustment also accounts for the effect on depreciation expense of property, plant and equipment that will be replaced as described in (j).

     (f) This entry reflects the net effect on interest expense resulting from the debt transactions described in (m). An annual variable interest rate of 6.3% and an annual fixed rate of 9.5% was used for additional credit facility borrowings and subordinated debt, respectively. A 1/8% difference in the annual variable interest rate would have the effect of changing interest expense by $302,000 for the year ended December 31, 1995 and by $151,000 for the six months ended June 30, 1996.

     (g) Interest income associated with the nonretained assets of the Acquired Companies is eliminated.

     (h) The provision for income taxes is adjusted to reflect the tax effects of pro forma adjustments (a) through (g). In addition, pro forma adjustments are recorded to give effect to the tax provision associated with the historical operating results of the Acquired Companies.



PRO FORMA BALANCE SHEET


     (i) These entries adjust assets and liabilities to reflect net balances acquired.

     (j) To achieve cellular system compatibility and standard customer functionality it will be necessary for the Company to replace the cell site equipment and switches of the Acquired Companies. This adjustment represents the write down of property, plant and equipment that will be replaced to realizable value.

     (k) This entry adjusts intangibles for the excess of the estimated purchase price over net assets acquired. The aggregate purchase price is approximately $514 million. Presented below is a preliminary allocation of the purchase price as if the ICN Acquisition occurred on June 30, 1996 (in thousands of dollars).

       Tangible Assets Acquired             $        86,398
       Intangible Assets Acquired                   141,085
       Liabilities Assumed                          (11,670)
       Ownership Percentage Adjustment -
          Minority Interests                         (5,694)
                                                    -------
       Net Assets Acquired                          210,119
       Estimated Purchase Price                     514,060
                                                    -------
       Intangibles                          $       303,941
                                                    =======


     (l) This entry reflects the recording of deferred income tax assets acquired by the Company in the ICN Acquisition. The deferred income tax assets were primarily generated by the operating losses of the Acquired Companies and represent future tax benefits to the extent that realization of such benefits are more likely than not. The balance recorded includes a valuation allowance in the amount of $5,120,000 established for the portion of deferred income tax assets not expected to be realized.

     (m) Under the terms of the transaction, the Company issued $122 million in aggregate principal amount of subordinated non-negotiable promissory notes to ICNP. These notes initially bear interest at 9.5%, which may be reduced to 9.0% upon the occurrence of certain specified events, payable semiannually. Fifty percent of the interest payments will be capitalized and become part of the outstanding principal balance. In addition, the Company assumed $240 million of Independent Cellular Network Partners' senior debt. On the acquisition date, the Company refinanced the senior debt and funded the remaining purchase price by borrowing under its existing revolving bank credit facility. Prior to the ICN Acquisition, the Company's revolving bank credit facility was amended and restated to permit, among other thing, the acquisition and increase its borrowing capacity from $800 million to $1.0 billion. This entry eliminates the long-term debt of the Acquired Companies and replaces it with the subordinated debt and additional credit facility borrowings.

     (n) This entry reflects the minority partners pro rata share of the write down of certain property, plant and equipment as described in (j).

     (o) Reflects the issuance of 6,500,000 shares of the Company's Common Stock, $0.01 par value, ("Company Common Stock") issued in connection with the ICN Acquisition and eliminates the capital accounts of the Acquired Companies.


EARNINGS PER SHARE

     (p) Net Loss per Share for the year ended December 31, 1995 was calculated based upon the number of Sprint Corporation weighted average shares outstanding, adjusted assuming a conversion ratio of 1 to 3 and as if the 6,500,000 shares of Company Common Stock issued in connection with the ICN Acquisition had been outstanding since the beginning of the period. Net Income per Share for the six months ended June 30, 1996 was computed using weighted average shares outstanding, including common stock equivalents, and as if the 6,500,000 shares of Company Common Stock issued in connection with the ICN Acquisition had been outstanding since the beginning of the period.

                              SIGNATURE



    Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           360 Communications Company



                                /s/ Gary L. Burge
                     By:____________________________________
                                  Gary L. Burge
                                  Senior Vice President - Finance

Date: November 7, 1996

                            EXHIBIT INDEX



Exhibit
   No.                              Description of Exhibits


     2.2 Exchange and Merger Agreement (the "Exchange and Merger Agreement"), dated as of May 31, 1996, by and among Independent Cellular Network Partners, James A Dwyer, Jr., David Winstel, CC Industries, Inc., Ohio Cellular RSA, L.P., Ohio RSA Corporation, Quality Cellular Communications of Ohio, Inc., Cellular Plus, L.P., C-Plus, Inc., Quality Cellular Plus Communications, Inc., Henry Crown and Company (Not Incorporated) and 360 Communications Company. (Filed as Exhibit 2.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996, File No. 1-14108, and incorporated herein by reference.)

     2.3 First Amendment to Exchange and Merger Agreement, dated as of November 1, 1996, to the Exchange and Merger Agreement.

     4.4 Form of 360 Communications Company's Subordinated Non-Negotiable Promissory Note (included in Exhibit 2.2).

     23      Consent of Arthur Andersen LLP.

     99      Press Release issued by 360 Communications Company on
             November 4, 1996.